UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 8, 2021

(Date of Report/Date of earliest event reported)

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street Morristown, New Jersey 07960 (Address and zip code of principal executive offices)

(862) 345-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 Per Share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2021, in connection with the previously announced consent solicitation to amend the Indenture, dated as of January 18, 2007 (as amended and supplemented, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) governing the Company’s 6.000% Senior Notes due 2027 (the “2027 Notes”) and 5.000% Senior Notes due 2030 (the “2030 Notes” and together with the 2027 Notes, the “Notes” and each a “Series of Notes”), the Company and the Trustee entered into an Eighth Supplemental Indenture and Ninth Supplemental Indenture (the “Supplemental Indentures”). The Supplemental Indentures were executed following receipt of the requisite consents, and make the following amendments with respect to each Series of Notes:

(i) the elimination of the requirement to make a “Change of Control Offer” with respect to such Series of Notes in the Indenture in connection with the previously announced planned merger of Covert Mergeco, Inc., a Delaware corporation, into the Company, and the implementation of certain other customary changes for a privately-held company to the “Change of Control” provisions in the Indenture; and

(ii) certain customary changes for a privately-held company to the reporting covenant with respect to such Series of Notes in the Indenture.

In addition, the Indenture with respect to each Series of Notes, including Section 10.08 No Guarantees, will be amended pursuant to Section 9.01(6) of the Indenture to permit the guarantees of certain subsidiaries of the Company that will be guarantors of the Company’s debt following the consummation of the merger. Each of the Supplemental Indentures became valid, binding and enforceable upon its execution, but the amendments to the Indenture with respect to each Series of Notes will not become operative until the consent fee relating to such Series of Notes is paid.

The foregoing descriptions of the amendments effected by the Supplemental Indentures and of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indentures, attached hereto as Exhibit 4.1 and Exhibit 4.2, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 8, 2021, the Company issued a press release announcing that the requisite consents have been received from the holders of the Company’s 2027 Notes and 2030 Notes to amend the terms of the Indenture. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibits

4.1	Eighth Supplemental Indenture, dated as of September 8, 2021, by and between the Company and the Trustee

4.2	Ninth Supplemental Indenture, dated as of September 8, 2021, by and between the Company and the Trustee

99.1	Press Release, dated as of September 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary

Date: September 8, 2021